UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 9, 2010

ARIA INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-142076	26-1650042
(Commission File Number)	(IRS Employer Identification No.)

4821 29th Street North, Arlington, VA	22207
(Address of principal executive offices)	(Zip Code)

(703) 835-9693

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective February 9, 2010, the Registrant commenced sales, pursuant to a private placement offering (the “Offering”), of up to 25,000,000 shares (the “Shares”) of the Registrant’s common stock, par value $0.0001 per share. The subscription price for the Shares is $0.02 per Share up to a maximum aggregate purchase price of five hundred thousand dollars ($500,000). Subscriptions are being made by investors pursuant to the terms of a Subscription Agreement, the form of which is attached as an exhibit to this current report and incorporated herein by reference. The Registrant intends to use the net proceeds raised in the Offering (i) to repay certain outstanding indebtedness of the Registrant to non-affiliated creditors of the Registrant; (ii) to pay salaries of the Registrant’s or its subsidiary’s non-management employees; and (iii) for other general working capital purposes.

The foregoing description of the Subscription Agreement is only a summary and is qualified in its entirety by reference to the form of Subscription Agreement attached as an exhibit to this current report.

Item 3.02	Unregistered Sales of Equity Securities

As described in Item 1.01 above, the Registrant has and will continue to sell the Shares pursuant to the provisions of the Subscription Agreements to accredited investors. The Shares are being offered and sold in reliance on the private placement exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder (“Regulation D”). The Registrant has relied on this exemption based on the fact that (i) there are a limited number of recipients of the Shares; (ii) all such recipients are “accredited investors” (as such term is defined in Regulation and (iii) the Registrant has or will have obtained representations from all recipients indicating that they are acquiring the Shares for investment only. The Shares are not registered under the Securities Act, and therefore may not be offered or sold absent registration or an applicable exemption from registration. As of the date of this current report, the Registrant has sold an aggregate of 3,750,000 Shares resulting in the Registrant’s having raised $75,000 of gross proceeds in the Offering. The Registrant may raise up to an additional $425,000 of gross proceeds in the Offering through the sale of up to an additional 21,250,000 Shares on or before March 31, 2010, which is the termination date of the Offering.

The securities offered in the Offering will not be or have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This current report is neither an offer to sell nor a solicitation to purchase any of the Registrant’s securities.  This current report is being filed pursuant to and in accordance with Rule 135(c) under the Securities Act.

Item 9.01 Financial Statements and Exhibits

Exhibit No.:	Description:
10.9	Form of Subscription Agreement

SIGNATURES

ARIA INTERNATIONAL HOLDINGS, INC.

Date: February 12, 2010	By:	/s/ Michael A. Crosby
Michael A. Crosby
Chief Executive Officer